Exhibit 10.9

                    Agreement on Outstanding Aspect Payables

This agreement is between Lam Research Corporation, a Delaware Corporation headquartered in Fremont, California ("Lam") and Aspect Systems, based in Chandler, Arizona ("Aspect").

The parties agree as follows.

1) Purpose

Purpose of this agreement is to establish a plan for Aspect to pay outstanding payables to Lam, which are to be generated from equipment refurbishment sales and, if necessary, from spare part sales. Despite a significant Receivables position with Aspect, under this agreement, Lam agrees to sell spare parts to Aspect, such that Aspect may generate profit from refurbished equipment sales. With regard to the payments owed by Aspect on the sale of $1,874,605.12 inventory, this agreement is to be understood as an amendment to the "Asset Sale and License Agreement", dated 11/08/2002, between the two parties.

2) Receivables balance

As of 06/18/2004, Lam and Aspect have reconciled the following Receivables balance. Reflected in this balance is a recent payment by Aspect of $393,085.47 as well as a recent return credit granted by Lam in the amount of $41,951.37.

---------------------------------------------------------------------------------------------------------------------------------
Sum of Amount (USD)           Bucket
---------------------------------------------------------------------------------------------------------------------------------
Comment                        1 Current    2 Over 1-30  3 Over 31-60  4 Over 61-91  5 Over 91-180    6 Over 180     Grand Total
----------------------------
Product Grp invent purchase                                                                         $  169,274.21   $  169,274.21
----------------------------
Spares inventory purchase     $121,849.33   $121,849.33   $31,845.33    $121,849.33   $121,849.33   $1,102.349.23   $1,621,595.88
Spares royalty                $ 56,000.00                                                                           $   56,000.00
Upgrade new order             $142,461.06                                                                           $  142,461.06
---------------------------------------------------------------------------------------------------------------------------------
Grand Total                   $320,310.39   $121,849.33   $31,849.33    $121,849.33   $121,849.33   $1,271,623.44   $1,989,331.15
---------------------------------------------------------------------------------------------------------------------------------

3) Sale of remaining Spares inventory

Lam agrees to provide the remaining AutoEtch and DryTek unique inventory in Lam's Spares inventory to Aspect, as follows:

o The gross inventory value of the mostly reserved material amounts to approximately $900K to $1,000M. Lam and Aspect have both analyzed salability of the inventory and have agreed that Aspect would pay $65,000 as compensation for the inventory with usage. This amount will be added to the balance owed from the initial inventory asset transfer subject to the same payment arrangement as stipulated under 4), "Outstanding Receivables from Spares inventory sale and payment plan". All associated freight is to be borne by Aspect.

o In addition, thirty-three (33) repaired TCUs and one (1) defective TCU, model M&W dual-channel, will be transferred to Aspect at no acquisition cost. All associated freight is to be borne by Aspect.

In all other regards, the sales and licensing terms as stipulated under the "Asset Sale and License Agreement" shall apply to this sale of remaining spares inventory. The respective inventory transactions will occur no later than July 15th, 2004.

4) Outstanding Receivables from Spares Inventory sale and payment plan

Lam agrees to reduce the receivable balance from the initial inventory sale by $750,000. This reduction is agreed upon by both parties, and reflects Aspect's current financial situation as well as their ability to make future payments. In consideration of payments made by Aspect, the restructured receivable balance is being reduced to $871,595.88 as follows:

            -------------------------------------------------------
            Initial Balance                           $1,874,605.12
            -------------------------------------------------------
            Payment 04/2003                           $ (163,009.24)
            -------------------------------------------------------
            Payment 04/2004                           $  (90,000.00)
            -------------------------------------------------------
            Remaining balance                         $1,621,595.88
            -------------------------------------------------------
            Balance reduction                         $ (750,000.00)
            -------------------------------------------------------
            Restructured receivable balance           $  871,595.88
            -------------------------------------------------------

The amount of $65,000 from additional inventory transfers will be added to this balance, resulting in a total outstanding balance of $936,595.88.

Aspect agrees to make the following payments against this balance:

o One payment of $90,000 by 09/30/2004 to account for all material from the initial inventory sale that has already been used.

o 30 monthly installment payments of $28,219.86 each, with the first payment due 08/01/2004 and the remaining 29 payments on the first of each calendar month thereafter. The last installment payment is to be made by 1/1/2007.

5) Outstanding Receivables from Product Group inventory sale and payment plan

As previously agreed, the outstanding receivable of $169,274.21, which had been reduced by $98,555.74, will be paid in 18 monthly installments of $9,404.12 with the first payment due by 08/01/2004.

6) Transfer of test and assembly equipment, specifications and test documentation

Lam shall, during the month of July, 2004 and at Aspect's freight expense, transfer all test and assembly equipment unique to AutoEtch and DryTech material currently manufactured at Lam into Aspect's ownership. In addition, Lam will provide to Aspect copies of all specification and test documentation available at Lam. To the extent necessary and reasonable, Lam will provide training on said test and assembly equipment to Aspect employees. Any expenses incurred by Lam are to be borne by Aspect; however, Lam will not charge any training fees.

7) Transfer of remaining Lam Manufacturing equipment

In coordination with the transfer of test equipment, Aspect shall also take ownership of the remaining Lam Manufacturing Inventory, currently valued at $205,000 gross inventory value. The asset transfer shall occur in July 2004 as well, such that service to customers is not being interrupted. Lam and Aspect agree to negotiate compensation for this inventory in good faith, applying the same methodology as was applied to determine the salable amount of the remaining Spares inventory transferred under this agreement.


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

8) Payment term for ongoing business activity

In exchange for having made a payment of $393K in April 2004, Lam is granting Aspect a credit limit of $250,000 with NET30 payment term for all on-going business activity beyond Spares royalties and installment payments. However, the credit limit will be cancelled immediately should Aspect become non-current against any payment owed to Lam. Aspect's credit limit will be reviewed against payment performance at least semi-annually. The next review will occur in October 2004.

9) Outstanding Receivables from Royalty payments

Royalties remain due as agreed upon in the "Asset Sale and License Agreement".

10) Future risks

The negotiated payment amounts and terms are final. By signing this agreement, Aspect will fully assume all risks associated with the transferred business and assets.

      Lam Research Corporation

By

/s/ Karsten M. Theess                       Date: 06/25/2004
------------------------------------------------------------
Karsten M. Theess, Senior Director, Global Spares Operations


      Aspect Systems Inc.

By

/s/ G. Dennis Key                           Date: 06/25/2004
------------------------------------------------------------
G. Dennis Key, President and CEO


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